                     [Letterhead of Appleby Spurling Hunter]

ASPEN INSURANCE HOLDINGS LIMITED
Victoria Hall
11 Victoria Street
Hamilton HM 11
Bermuda

                                                                 13 January 2005
Dear Sirs

ASPEN INSURANCE HOLDINGS LIMITED (THE "COMPANY") - REGISTRATION STATEMENT ON
FORM F-4

We have acted as special Bermuda counsel to the Company, and this opinion as to
Bermuda law is addressed to you in connection with the filing by the Company with the United States Securities and Exchange Commission under the Securities
Act of 1933, as amended (the "Securities Act") of a Form F-4 Registration
Statement and related documents (the "Registration Statement") in relation to the exchange of 6.00% Senior Notes due 2014 (the "Exchange Notes") which have been registered under the Securities Act for 6.00% Senior Notes due 2014 issued on 16 August 2004 (the "Outstanding Notes"). The Company has requested that we provide this opinion in connection with the following documents:

(i)      the Indenture; and

(ii)     the Registration Statement.

(The Indenture and the Registration Statement are hereinafter collectively referred to as the "Subject Documents").

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the
"Documents").

Unless otherwise defined herein or in the Schedule to this opinion, terms defined in the Subject Documents have the same meanings when used in this opinion.

                                                ASPEN INSURANCE HOLDINGS LIMITED
                                                                 13 January 2005

ASSUMPTIONS

In stating our opinion we have assumed:

(a)      the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)      that  each of the  Documents which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)      the genuineness of all signatures on the Documents;

(d)      the authority, capacity and power of each of the persons signing the
         Documents which we have reviewed (other than on behalf of the Company);

(e)      that any representation, warranty or statements of fact or law, other than as to Bermuda law, made in any of the Documents are true, accurate and complete;

(f)      that the Indenture constitutes the legal, valid and binding obligations of the other party thereto under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(g)      that the Indenture has been validly authorised, executed and delivered by the other party thereto and the performance thereof is within the capacity and powers of such party thereto, and that such party to which the Company purportedly delivered the Indenture has actually received and accepted delivery of such Indenture;

(h)      that the Indenture will effect, and will constitute legal, valid and binding obligations of the other party thereto, enforceable in accordance with its terms, under the laws of the State of New York,
         United States of America ("New York") by which it is expressed to be governed;

                                                                          Page 2

                                                ASPEN INSURANCE HOLDINGS LIMITED
                                                                 13 January 2005

(i)      that the Indenture is in the proper legal form to be admissible in evidence and enforced in the courts of New York and in accordance with the laws of New York;

(j)      that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(k)      that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(l)      that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the issue of the Exchange Notes or which would have any implication in relation to the opinions expressed herein and that, in so far as any obligation to be performed or action to be taken as described in the Registration
         Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(m)      that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors or Pricing Committee in meetings which were duly convened and at which a duly constituted quorum was present and voting throughout;

(n)      that there is no matter affecting the authority of the Directors not disclosed by the Constitutional Documents, the Company Search, the
         Litigation Search, or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

                                                                          Page 3

                                                ASPEN INSURANCE HOLDINGS LIMITED
                                                                 13 January 2005

(o)      that the Trustee has no express or constructive knowledge of any circumstance whereby any Director of the Company or member of the
         Pricing Committee, when the Board of Directors or the Pricing Committee passed the Resolutions, failed to discharge his fiduciary duty owed to the Company and to act honestly and in good faith with a view to the best interests of the Company;

(p)      that the Company has entered into its obligations under the Subject
         Documents in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Subject Documents would benefit the Company;

(q)      that each transaction to be entered into pursuant to the Subject
         Documents is entered into in good faith and for full value and will not have the effect of preferring one creditor over another; and

(r)      that there are no circumstances affecting the enforceability of the
         Indenture which have arisen since 16 August 2004, of which we are unaware, which would have any adverse implication in relation to the opinions expressed herein.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)      The Company is an exempted company validly organised and existing and in good standing under the laws of Bermuda.

(2)      The Company has all requisite corporate power and authority to (a)
         enter into, execute, deliver and perform its obligations under the
         Indenture (b) issue the Exchange Notes and (c) take all action as may be necessary to complete the transactions contemplated pursuant to the
         Subject Documents.

                                                                          Page 4

                                                ASPEN INSURANCE HOLDINGS LIMITED
                                                                 13 January 2005

(3)      All necessary corporate action required to be taken by the Company in connection with (a) the execution and filing of the Registration
         Statement under the Securities Act, (b) the execution of and delivery of the Indenture and the Exchange Notes and (c) the issue by the
         Company of the Exchange Notes pursuant to Bermuda law has been taken by or on behalf of the Company, and all necessary approvals of
         Governmental or regulatory authorities in Bermuda have been duly obtained for the issue or exchange by the Company of the Exchange
         Notes.

(4)      The Indenture has been duly authorised, executed and delivered by the
         Company and constitutes the legal, valid and binding obligations of the
         Company, enforceable against the Company in accordance with its terms.

(5)      The Exchange Notes have been duly authorised and, when issued in accordance with the terms of the Indenture, duly executed by the
         Company, duly authenticated by the Trustee, and issued and delivered against exchange of the Outstanding Notes in accordance with the terms set forth in the Prospectus that forms part of the Registration
         Statement, will constitute the legal and binding obligations of the
         Company under the laws of Bermuda enforceable against the Company in accordance with its terms.

(6)      There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Exchange Notes.

(7)      The execution, delivery and performance by the Company of the Subject
         Documents and the compliance by the Company with all of the provisions of the Exchange Notes and the Subject Documents, and the consummation of the transactions contemplated thereby including, without limitation, the issue or exchange of the Exchange Notes do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the
         Company's Constitutional Documents.

                                                                          Page 5

                                                ASPEN INSURANCE HOLDINGS LIMITED
                                                                 13 January 2005

RESERVATIONS

We have the following reservations:

(a)      We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Subject Documents. In
         particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Subject Documents.

(b)      Enforcement of the obligations of the Company under the Subject
         Documents may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency, reorganisation or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights and general equity principles.

(c)      Enforcement  of the  obligations  of the Company may be the subject of a statutory  limitation  of the time within  which such proceedings may be brought.

(d)      We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(e)      Where an obligation is to be performed in a jurisdiction other than
         Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

                                                                          Page 6

                                                ASPEN INSURANCE HOLDINGS LIMITED
                                                                 13 January 2005

(f)      We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Subject Documents by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(g)      Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(h)      Any provision in the Subject Documents that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(i)      We express no opinion as to the validity or binding effect of any provision of the Subject Documents, as applicable, which provides for the severance of illegal, invalid or unenforceable provisions.

(j)      We express no opinion as to the validity or binding effect of any provision in the Subject Documents for the payment of interest at a higher rate on overdue amounts than on amounts which are current, or that liquidated damages are or may be payable. Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained. If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages. Section 9 of The
         Interest and Credit Charges (Regulations) Act 1975 provides that the
         Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment. If the
         Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

                                                                          Page 7

                                                ASPEN INSURANCE HOLDINGS LIMITED
                                                                 13 January 2005

(k)      A Bermuda court may refuse to give effect to any provisions of the
         Subject Documents in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(l)      In paragraph (1) above, the term "good standing" means only that the
         Company has received a Certificate of Compliance from the Registrar of
         Companies in Hamilton Bermuda which confirms that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

(m)      Searches of the Register of Companies at the office of the Registrar of
         Companies and of the Supreme Court Causes Book at the Registry of the
         Supreme Court are not conclusive and it should be noted that the
         Register of Companies and the Supreme Court Causes Book do not reveal:

         (i)      details of matters which have been lodged for filing or
                  registration which as a matter of best practice of the
                  Registrar of Companies or the Registry of the Supreme Court
                  would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or
                  registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the
                  public file, the Causes Book or Judgment Book;

         (ii)     details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of
                  the Supreme Court but have not been lodged for filing or
                  registration at the date the search is concluded;

         (iii)    whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

                                                                          Page 8

                                                ASPEN INSURANCE HOLDINGS LIMITED
                                                                 13 January 2005

         (iv)     whether any arbitration or administrative proceedings are
                  pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

         (v)      whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of
                  Charges in accordance with the provisions of the Act.

         Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside
         Bermuda ("overseas companies") over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(n)      In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(o)      In order to issue this opinion we have carried out the Litigation
         Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

DISCLOSURE

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the United States Securities and Exchange
Commission. We hereby consent to (i) the inclusion of this opinion as Exhibit
5.2 to the Registration Statement and (ii) the use of our name in the
Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the
Securities Act or the rules and regulations of the Securities and Exchange
Commission thereunder. As Bermuda attorneys, moreover, we are not

                                                                          Page 9

                                                ASPEN INSURANCE HOLDINGS LIMITED
                                                                 13 January 2005

qualified to opine on matters of law of any jurisdiction other than Bermuda, accordingly we do not admit to being an expert within the meaning of the
Securities Act.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby Spurling Hunter

                                                                         Page 10

                                                ASPEN INSURANCE HOLDINGS LIMITED
                                                                 13 January 2005

                                    SCHEDULE

1.       The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 23 December 2004 and updated on 13 January 2005
         (the "Company Search").

2.       The entries and filings shown in respect of the Company in the Supreme
         Court Causes Book maintained at the Registry of the Supreme Court in
         Hamilton, Bermuda, as revealed by a search conducted on 23 December
         2004 and updated on 13 January 2005 in respect of the Company (the
         "Litigation Search").

3.       Certified copies of the Certificate of Incorporation, Memorandum of
         Association, Certificate of Incorporation on Change of Name,
         Certificates of Deposit of Memorandum of Increase of Share Capital,
         Certificate of Registration of Alteration of Denomination of Capital
         and Bye-laws of the Company effective 9 December 2003 (collectively referred to as the "Constitutional Documents").

4.       A certified copy of the "Tax Assurance" dated 20 June 2002, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

5.       Certified extracts of the resolutions passed (i) at Meetings of the
         Board of Directors of the Company held on 3 August 2004 and 11 August
         2004 and (ii) at a Meeting of the Pricing Committee held on 11 August
         2004 (collectively the "Resolutions").

6.       A copy of the permission dated 13 August 2004 given by the Bermuda
         Monetary Authority in relation to the issue of the Exchange Notes.

7.       A Certificate of Compliance dated 13 January 2005 issued by the
         Registrar of Companies in respect of the Company.

8.       A copy of the Registration Statement.

                                                                         Page 11

                                                ASPEN INSURANCE HOLDINGS LIMITED
                                                                 13 January 2005

9.       A copy of the executed Indenture dated 16 August 2004 made between the
         Company and Deutsche Bank Trust Company Americas (the "Trustee") (the
         "Indenture").

10.      A copy of an executed Exchange and Registration Rights Agreement dated
         16 August 2004 among the Company and the Purchasers listed therein
         (the "Registration Rights Agreement").

                                                                         Page 12